April 28, 2006

Sanders Morris Harris Inc.
600 Travis, Suite 3100
Houston, Texas 77002

Houston American Energy Corp.
801 Travis Street
Suite 2020
Houston, Texas 77002

Dear Ladies/Gentlemen:

As an inducement to Sanders Morris Harris Inc. ("SMH") to act as placement agent in connection with a private placement (the "Transaction") of common stock (together with all issued and currently outstanding common stock of the Company, the "Securities") of Houston American Energy Corp. (the "Company"), the undersigned hereby agrees that, for a period beginning on the date hereof and ending on the earlier of (i) the first anniversary of the date of the closing of the Transaction and (ii) the date on which the registration statement registering the common stock sold in the Transaction is declared effective by the Securities and Exchange Commission, the undersigned will not, without the prior written consent of SMH, take any of the following restricted actions ("Restricted Actions"):

•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of the Securities or any securities convertible into or exercisable or exchangeable for any shares of the Securities, or

•
enter into any swap, hedge or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Securities, whether any such transaction described above is to be settled by delivery of preferred stock, common stock or other securities of the Company, in cash or otherwise.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of securities of the Company if such transfer would constitute a violation or breach of this agreement.

This agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Transaction shall not have closed on or before May 5, 2006.